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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Telco Systems, Inc. for the registration of 101,636 shares of its common stock and to the incorporation by reference therein of our report dated October 15, 1997, with respect to the consolidated financial statements and schedule of Telco Systems, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.





                              /s/ Ernst & Young LLP

                              ERNST & YOUNG LLP



Boston, Massachusetts
February 23, 1998